Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-172170) of Kinder Morgan, Inc. (formerly known as Kinder Morgan Holdco LLC) of our reports dated September 28, 2010 and October 16, 2009 relating to the consolidated financial statements of NGPL PipeCo LLC, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 1, 2011